[ABC Annuity]                                   Administrative Offices:   (logo)
Variable Annuity Application                  [829 AXP Financial Center AMERICAN
American Enterprise Life Insurance Company       Minneapolis, MN 55474]  EXPRESS

1. Owner (check one)                            Home Telephone Number ( )_______

[ ] Same as Annuitant (Do not complete
    Annuitantinformation below)                 E-mail Address__________________
[ ] Joint with annuitant (Spouse only) -
    Only Available for Nonqualified
    Annuities
[ ] Other

Name (First, Middle Initial, Last)
________________________________________________________________________________
Address (Street Address  or  P.O. Box, City, State, Zip)
________________________________________________________________________________
Citizenship [ ] U.S [ ] Other (Country______________________ Sex [ ] M [ ] F
Date of Birth                Social Security Number
(MM/DD/YY) _____________     (Tax Identification Number) ______________________

For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Section 7 Remarks and Special Instructions

2. Annuitant    Name (First, Middle Initial, Last)
________________________________________________________________________________
Address (Street Address  or  P.O. Box, City, State, Zip)
________________________________________________________________________________
Citizenship [ ] U.S [ ] Other (Country)_____________________ Sex [ ] M [ ] F
Date of Birth                Social Security Number
(MM/DD/YY) _____________     (Tax Identification Number) ______________________

3. Primary Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

________________________________________________________________________________
Contingent Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)
________________________________________________________________________________

4. Replacement [Do you have any existing annuity or
   life insurance contracts?   [ ] Yes  [ ] No.

If Yes, complete the [Important Notice: Replacement of Life Insurance and Annuity Contracts] form.]

[Will the annuity applied for replace any existing
insurance or annuity?   [ ] Yes  [ ] No

If Yes, provide details - company, contract number, amount, reason - under
Section 7 Remarks and Special Instructions.]


5. Type of Annuity
   (check one)   [[ ] Non-qualified]
                 [[ ] Traditional Individual Retirement Annuity (IRA)]
                 [[ ] SEP-IRA]  [[ ] Roth IRA]  [[ ] TSA Rollover]
                 [[ ] Beneficial IRA] [[ ] Custodial IRA]   [           ]

[If IRA (check and complete applicable types)]

         [Traditional IRA:  Amount $_________________for _________ (year)]
         [Traditional IRA:  Amount $_________________for _________ (year)]
       [Roth Contributory:  Amount $_________________for _________ (year)]
       [Roth Contributory:  Amount $_________________for _________ (year)]
                 [SEP-IRA:  Amount $_________________for _________ (year)]
                 [SEP-IRA:  Amount $_________________for _________ (year)]
            [Rollover IRA:  Amount $_________________]
  [Trustee to Trustee IRA:  Amount $_________________]
     [Roth Conversion IRA:  Amount $_________________]
       [                 ]

[NOTE: If purchasing an annuity within a tax-deferred retirement plan (i.e. [IRA] [ ]), Section 10 must also be completed.]

6. Contract /Benefit Selection


[o    Must select one]             [o    Must select one]                                  [o    Optional]
-----------------------             ---------------------                                   ---------------
[] [Contract] [] [Contract]        [All benefits already included in the contract]         [Optional Benefit Selection - [available
[] [Option] [] [Option]            [If you and the annuitant are age [79] or younger,      if you and the annuitant are age [75]
                                   please make a death benefit selection below. If no      and younger.]
                                   selection is made the death benefit will default to     [[ ] Guaranteed Minimum Income Benefit
[Withdrawal Charge Schedule:]      Option [A].]                                                 Rider]
[[ ]] [7 Year Withdrawal charge]   [[ ] Option [A] - Return of Payment (ROP)]                   [(Must also select EDBR)]
[[ ]] [5 Year Withdrawal charge]   [[ ] Option [B] - Maximum Anniversary  Value (MAV)]     [[ ] % Performance Credit Rider]
[[ ]] [8 Year Withdrawal charge]   [[ ] Option [C] - 5% Accumulation (5% ACC)]                   Rider]
[[ ]] [6 Year Withdrawal charge]   [[ ] Option [C] - Enhanced Death Benefit Rider (EDBR)]        [(not available with GMIB)]
[[ ]] [4 Year Withdrawal charge]   [[ ] [Option] [ ] - Maximum 5th Anniversary Value]      [[ ]                          ]
      [,[1.25%] Base M&E Fee]      [[ ] [Option] [ ] - [        ]
[[ ]][0 Year Withdrawal charge]                                                            [[Non-qualified ] annuity riders through
      [,[1.35%] Base M&E&A Fee]]                                                           age [75]] [not available with] [EDBR]
                                                                                           [or] [5% ACC]
                                                                                           [ (you may only select [one] ) ]
                                                                                           [[ ] Benefit Protector(SM} Death Benefit
                                                                                                Rider] [OR]
                                                                                           [[ ] Benefit Protector Plus(SM) Death
                                                                                                Benefit Rider]
                                                                                           [[ ]              ]

271552                  APPLICATION CONTINUES
                                                            XXXXXXXXXX A (11/01)

7. Remarks and Special Instructions (including special mailing instructions)
________________________________________________________________________________

8. Purchase Payments Initial Purchase Payment $________________________________ [(For DCA, SIP, Rebalancing, [Interest Sweep] and [Grow Back options], complete the Investment Options Form.)]

Payment Allocation*

[Fixed Account                            [Large Cap Stocks                           [Mid Cap Stocks
___% AEL One-Year Fixed Account]         ___% AIM V.I. Value Fund                     ___%  AIM V.I. Capital Appreciation Fund
[Guarantee Period Accounts (GPAs)        ___% AXP(R)VP - Blue Chip Advantage Fund     ___%  Fidelity VIP Mid Cap Portfolio
[([$1,000] minimum per GPA)]             ___% AXP(R)VP - Diversified Equity                 (Service Class)
___%   2 Year Guarantee Period Account        Income Fund                             ___%  MSF(R)Utilities Series - Service Class
                                         ___% AXP(R)VP - Manage Fund                  ___%  Putnam VT Vista Fund - Class IB Shares]
___%   3 Year Guarantee Period Account   ___% AXP(R)VP - New Dimensions Fund(R)
___%   4 Year Guarantee Period Account   ___% Fidelity VIP Balanced Portfolio         [Small Cap Stocks
___%   5 Year Guarantee Period Account        (Service Class)                         ___% AXP(R)VP - Small Cap Advantage Fund
___%   6 Year Guarantee Period Account   ___% Fidelity VIP Growth Portfolio           ___% FTVIPT Franklin Small Cap Fund - Class 2
___%   7 Year Guarantee Period Account        (Service Class)
___%   8 Year Guarantee Period Account   ___% Fidelity VIP Growth & Income Portfolio  ___% MFS(R)New Discovery Series - Service
___%   9 Year Guarantee Period Account        (Service Class)                               Class International Stocks
___%  10 Year Guarantee Period Account]  ___% FTVIPT Mutual Shares Securities Fund -  ___% Putnam VT International Growth Fund -
                                              Class 2                                      Class IB Shares
[Money Market                            ___% FTVIPT Franklin Value Securities Fund - ___% FTVIPT Templeton International
___%  AXP(R) VP - Cash Management Fund]       Class 2                                      Securities Fund - Class 2]
                                         ___% MFS(R)Investors Trust Series -
[Low/Medium Yield Bonds                       Service Class                           [Tiered DCA
___%  AXP(R) VP - Bond Fund              ___% MFS(R)Total Return Series -             ___%  Tiered DCA]
___%  Putnam VT Income Fund - Class IB        Service Class                           [100% Must be in whole numbers and total 100%]
      Shares]                            ___% Putnam VT Growth and Income Fund -
                                              Class IB Shares]
[High Yield Bonds
___% AXP(R) VP - Extra Income Fund
___% AXP(R) VP - Federal Income Fund]

*Must be whole numbers. Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

[9. Telephone/Electronic Transaction Authorization

By checking "Yes," I/we hereby authorize and direct American Enterprise Life Insurance Company (AEL) to accept telephone or electronic transaction instructions from the agent or registered / licensed assistant who can furnish proper identification to [make transfers between accounts, change the allocation of future investments, and/or to request withdrawals to the extent authorized in the prospectus]. AEL will use reasonable procedures to confirm that these instructions are authorized and genuine. AEL and I/we agree that these transactions will be made in accordance with procedures specified in the current prospectus for my AEL variable product.

This authorization is valid until I/we cancel it in writing. However, AEL may, without notice, cancel or suspend this authorization or certain transactions at any time.

I/we agree to hold harmless and indemnify AEL and its affiliates, including each of their directors, officers, employees and agents, for any loss, liability or expense arising from such instructions. [ ] Yes ]

[10.] If this annuity contract will be used to fund a tax-deferred retirement plan, please read and complete the information requested

1. I understand that I am purchasing an annuity that will be used to fund a retirement plan that is tax-deferred under the Internal Revenue Code.
2. I understand that any tax deferral benefits will be provided by the retirement plan, and that my annuity will not provide any necessary or additional tax deferral benefits.
3. I have received a copy of ["Things to Know About Using an Annuity to Fund Your Tax-Deferred Retirement Plan"] and understand the contents.
4. I have reviewed the costs of my annuity [(including any mortality and expense risk fees, contract administrative charges, rider charges and withdrawal charges)] and have decided that the benefits outweigh the costs for the following reasons (check or list all that apply).

   [ ] Access to multiple investment managers
   [ ] Ability to transfer among multiple investment options without additional charges
   [ ] Access to a guaranteed interest rate in the fixed accounts
   [ ] Death benefit guarantees
   [ ] Guaranteed lifetime income payout rates
   [ ] Retirement Income Guarantee]      [            ]_________________________
_____________________________________

   Other (list) ________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________


 271552                    APPLICATION CONTINUES
                                                             XXXXXXXXXX A(11/01)

[11.] Social Security or Taxpayer Identification Number Certification
[You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

(1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and
(2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding, and
(3)  You are a U.S. person (including a U.S. resident alien).

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.]

[12.] I/We Agree That:

1. All statements and answers given above are true and complete to the best of my/our knowledge and belief.
2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.
3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Section 7 Remarks and Special Instructions.
4. I/we acknowledge receipt of the current prospectus for the variable annuity.
5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase or decrease. [Allocations and transfers to Guarantee Period Account(s) are subject to market value adjustments prior to the dates specified in the contract.]
6. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same contract owner, during the same calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.
7. I/we acknowledge receipt of American Enterprise Life Insurance Company's [Privacy Notice].
8.   I/we have read and understood the disclosures if applicable, listed in
     Section 10 above.
9. If this annuity replaces any existing insurance or annuity, I/we acknowledge receipt of the Variable Annuity Replacement Disclosure or equivalent disclosure.
10.  I/we acknowledge receipt of the [Product Disclosure.]
[11. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding (See Section 11).]



Signatures
Location (City/State) ___________________________________  Date ________________


X____________________________________________
Owner Signature/Trustee or Custodian Signature (if Owner is Trust or Custodial account)


X____________________________________________
Joint Owner (if any) Signature


X____________________________________________
Annuitant Signature (if other than Owner)


271552                     APPLICATION CONTINUES
                                                             XXXXXXXXXX A(11/01)

--------------------------------------------------------------------------------
[13.] State Specific Information / Fraud Warnings:

[For applicants in Arizona:
        Write to us if you want information about your annuity contract benefits and provisions. We'll promptly send your requested information. If for any reason you are not satisfied with the contract, you may return it to us or our agent within 10 days after receiving it. We will refund an amount equal to the sum of the contract value and any premium tax charges and the contract will then be void.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio and Pennsylvania:
        Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Colorado:
        Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, may be guilty of insurance fraud.

For applicants in District of Columbia:
        WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida:
        Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

        Agent's Printed Name:____________ Agent's Florida License ID #:_________

For applicants in Louisiana:
        Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey:
         Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in Tennessee:
         It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. ]

[14.] Agent's Report (Type or Print)

Agent's Name_________________  Agent's Social Security Number __________________

Agency Name and Number (if applicable)__________________________________________

Telephone Number (   )________ Fax Number (   )________ Sale Location___________

E-mail Address  ________________________________________________________________

Branch Address _________________________________________________________________

I hereby certify I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. If a replacement is occurring, I have provided details -- company, contract number, amount, reason -- under Section 7 Remarks and Special Instructions and have completed any state replacement requirements including any required state replacement forms (and I certify that only insurer approved sales materials were used and copies of all sales material were left with the customer).

Check One Box Below
To the best of my knowledge, this application    [For Agent Use Only (check one)
does    does not involve replacement              [ ] Option A   [ ] Option B
of existing life insurance or annuities.          [ ] Option C  [[ ]       ]]

X________________________________
Licensed Agent Signature


271552                                                      XXXXXXXXXX A(11/01)